                                                                     EXHIBIT 3.2



                        THE COMPANIES LAW, 5759 - 1999
                        ------------------------------

                          A COMPANY LIMITED BY SHARES
                          ---------------------------

                             AMENDED AND RESTATED

                            ARTICLES OF ASSOCIATION

                                      OF

                               MIND  C.T.I. LTD.
                             ____________________


                                GENERAL PROVISIONS


1.   Object and Purpose of the Company
     ---------------------------------

     The object and purpose of the Company shall be as set forth in the Company's Memorandum of Association, as the same shall be amended from time to time in accordance with applicable law.

2.   Limitation of Liability
     -----------------------

     The liability of the shareholders is limited to the payment of the nominal value of the shares in the Company allotted to them and which remains unpaid, and only to that amount. If the Company's share capital shall include at any time shares without a nominal value, the shareholders' liability in respect of such shares shall be limited to the payment of up to NIS 0.01 for each such share allotted to them and which remains unpaid, and only to that amount.

3.   Interpretation
     --------------

     (a) Unless the subject or the context otherwise requires: words and expressions defined in the Companies Law, 5759-1999 (the "Companies Law"), and in those sections of the Companies Ordinance [New Version], 5743-1983 that are still in force (with respect to such sections), in force on the date when these Articles or any amendment thereto, as the case may be, first became effective shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

     (b) The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

                                SHARE CAPITAL

4.   Share Capital
     -------------

     (a) The share capital of the Company shall be eight hundred eighty thousand New Israeli Shekels (NIS 880,000) divided into eighty-eight million (88,000,000) ordinary shares of a nominal value of one Agora (NIS 0.01) each, of which eighty million (80,000,000) initially shall be designated "Ordinary Shares" and eight million (8,000,000) initially shall be shall be designated "Non-Voting Ordinary Shares."

     (b) Rights of Ordinary Shares. The Ordinary Shares confer upon the holders
         -------------------------
thereof all rights accruing to a shareholder of the Company, as provided in these Articles, including, inter alia, the right to receive notices of, and to attend, meetings of the shareholders; for each share held - the right to one vote at all shareholders' meetings for all purposes, and to share equally, on a per share basis, in such dividends as may be declared by the Board of Directors in accordance with the terms of these Articles and the Companies Law, and upon liquidation or dissolution - in the assets of the Company legally available for distribution to shareholders after payment of all debts and other liabilities of the Company, in accordance with the terms of these Articles and applicable law. All Ordinary Shares rank pari passu in all respects with each other.

     (c) Rights of Non-Voting Ordinary Shares. The Non-Voting Ordinary Shares
         ------------------------------------
shall have rights equal to the Ordinary Shares, except that the holders of the Non-Voting Ordinary Shares shall not be entitled to receive notices of, and to attend, shareholder meetings of the shareholders and shall not be entitled to any voting rights at meetings of the shareholders, except as provided by applicable law. If the Company shall subdivide (by share split, bonus shares or otherwise) or combine (by reverse share split or otherwise) the Ordinary Shares, the Non-Voting Ordinary Shares shall be subdivided or combined, as the case may be, to the same extent.

     (d)  Conversion Right of the Non-Voting Ordinary Shares. At the option of
          --------------------------------------------------
the holder of any Non-Voting Ordinary Shares, any Non-Voting Ordinary Shares held by such holder may be converted into an equal number of fully-paid and non-assessable Ordinary Shares, except to the extent that, after giving effect to the conversion of all the Non-Voting Ordinary Shares proposed by a holder to be so converted, such holder and its affiliates would own ten percent (10%) or more of the outstanding voting shares of the Company. The term "affiliate" when used in respect to any person shall mean a person controlled by, controlling or under common control with, such person.

     (e) Exercise of Conversion Right. To exercise its conversion right, a
         ----------------------------
holder of Non-Voting Ordinary Shares shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Ordinary Shares shall be issued. The certificate or certificates for Non-Voting Ordinary Shares surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the Non-Voting Ordinary

Shares being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the Non-Voting Ordinary Shares being converted, or on its written order, such certificate or certificates as it may request for the number of Ordinary Shares into which such Non-Voting Ordinary Shares shall have been converted in accordance with the provisions of this Article 4. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted Non-Voting Ordinary Shares shall cease and the person or persons in whose name or names any certificate or certificates for Ordinary Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Ordinary Shares represented thereby. For the avoidance of doubt, upon conversion of any Non-Voting Ordinary Shares into Ordinary Shares pursuant to this Article 4, such Non-Voting Ordinary Shares in the Company's registered share capital shall be deemed to have been converted into an equivalent number of Ordinary Shares without the issuance by the Company of Ordinary Shares.

     (f) Automatic Conversion of Non-Voting Ordinary Shares. Upon transfer of
         --------------------------------------------------
any Non-Voting Ordinary Shares to a non-affiliate, such Non-Voting Ordinary Shares shall automatically be converted into an equal number of fully-paid and non-assessable Ordinary Shares, except to the extent that, after giving effect to the conversion of all the Ordinary Shares so transferred, the transferee and its affiliates would own ten percent (10%) or more of the outstanding voting shares of the Company.

     (g) Procedure upon Automatic Conversion. As promptly as practicable
         -----------------------------------
following such transfer, the certificate or certificates representing such shares shall be surrendered to the Company at its principal office, along with notice of the transfer of such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Ordinary Shares shall be issued. The certificate or certificates for Non-Voting Ordinary Shares surrendered for conversion shall be accompanied by proper assignment thereof reflecting such transfer. The date of such transfer shall be the "Conversion Date." As promptly as practicable after receipt of such notice of transfer, the Company shall issue and shall deliver to the transferee, or on its written order, such certificate or certificates as it may request for the number of Ordinary Shares into which such Non-Voting Ordinary Shares shall have been converted in accordance with the provisions of this Article 4. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted Non-Voting Ordinary Shares shall cease and the person or persons in whose name or names any certificate or certificates for Ordinary Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Ordinary Shares represented thereby. For the avoidance of doubt, upon conversion of any Non-Voting Ordinary Shares into Ordinary Shares pursuant to this Article 4, such Non-Voting Ordinary Shares in the Company's registered share capital shall be deemed to have been converted into an equivalent number of Ordinary Shares without the issuance by the Company of Ordinary Shares.

5.   Increase of Share Capital
     -------------------------

     (a) The Company may, from time to time, by resolution of the shareholders ("Shareholders Resolution"), whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.

     (b) Except to the extent otherwise provided in such resolution, such new shares shall be subject to all the provisions applicable to the shares of the original capital.

6.   Special Rights; Modifications of Rights
     ---------------------------------------

     (a) Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by Shareholders Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

     (b) (i) If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by Shareholders Resolution, subject to the sanction of a resolution passed by the holders of a majority of the shares of such class by written consent or at a separate General Meeting of the holders of the shares of such class.

          (ii) The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class.

          (iii) Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Article 6(b), to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

7.   Consolidation, Subdivision, Cancellation and Reduction of Share Capital
     -----------------------------------------------------------------------

     (a) The Company may, from time to time, by Shareholders Resolution (subject, however, to the provisions of Article 6(b) hereof and to applicable law):

          (i) consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares,

          (ii) subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles of Association (subject, however, to the provisions of the Companies Law), and the Shareholders Resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

          (iii) cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled, or

          (iv) reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

     (b) With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one
                                                       ----------
or more of the following actions:

          (i) determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

          (ii) allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

          (iii) redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

          (iv) cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 7(b)(iv).


                                SHARES

8.   Issuance of Share Certificates; Replacement of Lost Certificates
     ----------------------------------------------------------------

     (a) Share certificates shall be issued under the seal or stamp of the Company and shall bear the signatures of the Company's chief executive officer and chief financial officer, or of any other person or persons authorized thereto by the Board of Directors.

     (b) Each shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if reasonably requested by such shareholder, to several certificates, each for one or more of such shares.

     (c) A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Registrar of Shareholders in respect of such co-ownership.

     (d) If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors may think fit.

     (e) The Company may issue bearer shares.

9.   Registered Holder
     -----------------

     Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person.

10.  Allotment of Shares
     -------------------

     The unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 12(f) hereof), and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

11.  Payment in Installments
     -----------------------

     If by the terms of allotment of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share of the person(s) entitled thereto.

12.  Calls on Shares
     ---------------

     (a) The Board of Directors may, from time to time, make such calls as it may think fit upon shareholders in respect of any sum unpaid in respect of shares held by such shareholders which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

     (b) Notice of any call shall be given in writing to the shareholder(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such shareholder(s), revoke such call in whole or in part, extend such time, or alter such person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

     (c) If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

     (d) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

     (e) Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

     (f) Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

13.  Prepayment
     ----------

     With the approval of the Board of Directors, any shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 13 shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.

14.  Forfeiture and Surrender
     ------------------------

     (a) If any shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

     (b) Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice

(which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

     (c) Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

     (d) The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

     (e) Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors thinks fit.

     (f) Any shareholder whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 12(e) above, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the shareholder in question (but not yet due) in respect of all shares owned by such shareholder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

     (g) The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 14.

15.  Lien
     ----

     (a) Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

     (b) The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may think fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within seven
(7) days after written notice of the intention to sell shall have been served on such shareholder, his executors or administrators.

     (c) The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such shareholder (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the shareholder, his executors, administrators or assigns.

16.  Sale after Forfeiture or Surrender or in Enforcement of Lien
     ------------------------------------------------------------

     Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint some person to execute an instrument of transfer of the shares so sold and cause the purchaser's name to be entered in the Register of Shareholders in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register of Shareholders in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.  Redeemable Shares
     -----------------

     The Company may, subject to applicable law, issue redeemable shares and redeem the same.

18.  [reserved]

                                TRANSFER OF SHARES

19.  Effectiveness and Registration
     ------------------------------

     (a) No transfer of shares shall be registered unless a proper instrument of transfer (in form and substance satisfactory to the Board of Directors) has been submitted to the Company or its agent, together with any share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer.

     (b) The Board of Directors may, in its discretion and to the extent that it deems necessary, close the Register of Shareholders for the registration of transfer of shares for such periods as may be determined by the Board of Directors, and no transfers of shares shall be registered during any period in which the Register of Shareholders is so closed.

20.  Record Date for General Meetings
     --------------------------------

     Notwithstanding any provision to the contrary in these Articles, for the determination of the shareholders entitled to receive notice of and to participate in and vote at a General Meeting, or to express consent to or dissent from any corporate action in writing, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of shares of the Company, the Board of Directors may fix, in advance, a record date, which, subject to applicable law, shall not be earlier than ninety (90) days prior to the General Meeting or other action, as the case may be. No persons other than holders of record of shares as of such record date shall be entitled to notice of and to participate in and vote at such General Meeting, or to exercise such other right or receive such other benefit, as the case may be. A determination of shareholders of record with respect to a General Meeting shall apply to any adjournment of such meeting, provided that the Board of Directors may fix a new record date for an adjourned meeting.


                                TRANSMISSION OF SHARES

21.  Decedents' Shares
     -----------------

     (a) In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 21(b) have been effectively invoked.

     (b) Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

22.  Receivers and Liquidators
     -------------------------

     (a) The Company may recognize the receiver or liquidator of any corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, as being entitled to the shares registered in the name of such shareholder.

     (b) The receiver or liquidator of a corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

                                GENERAL MEETINGS

23.  Annual General Meeting
     ----------------------

     An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place either within or without the State of Israel as may be determined by the Board of Directors.

24.  Extraordinary General Meetings
     ------------------------------

     All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meetings." The Board of Directors may, whenever it thinks fit, convene an Extraordinary General Meeting at such time and place, within or without the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Sections 63(b)(1) or (2) of the Companies Law.

25.  Notice of General Meetings
     --------------------------

     The Company is not required to give notice under Section 69(b) of the Companies Law.


                        PROCEEDINGS AT GENERAL MEETINGS

26.  Quorum
     ------

     (a) Two or more shareholders (not in default in payment of any sum referred to in Article 32(a) hereof), present in person or by proxy and holding shares conferring in the aggregate at least twenty-five percent (25%) of the voting power of the Company (subject to rules and regulations, if any, applicable to the Company), shall constitute a quorum at General Meetings. No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business.

     (b) If within an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon requisition under Sections 63(b)(1) or (2), 64 or 65 of the Companies Law, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, any two (2) shareholders (not in default as aforesaid) present in person or by proxy, shall constitute a quorum (subject to rules and regulations, if any, applicable to the Company).

     (c) The Board of Directors may determine, in its discretion, the matters that may be voted upon at the meeting by proxy in addition to the matters listed in Section 87(a) to the Companies Law.

27.  Chairman
     --------

     The Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the shareholders present shall choose someone of their number to be Chairman. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

28.  Adoption of Resolutions at General Meetings
     -------------------------------------------

     (a) Unless other provided herein, a Shareholders Resolution shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

     (b) A Shareholders Resolution approving a merger (as defined in the Companies Law) of the Company shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

     (c) Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any shareholder present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another shareholder may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

     (d) A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

29.  Resolutions in Writing
     ----------------------

     A resolution in writing signed by all shareholders of the Company then entitled to attend and vote at General Meetings or to which all such shareholders have given their written consent (by letter, facsimile [telecopier], telegram, telex or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board of Directors of the Company) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

30.  Power to Adjourn
     ----------------

     (a) The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

     (b) It shall not be necessary to give any notice of an adjournment, whether pursuant to Article 26(b) or Article 30(a), unless the meeting is adjourned for thirty (30) days or more in which event notice thereof shall be given in the manner required for the meeting as originally called.

31.  Voting Power
     ------------

     Subject to the provisions of Article 32(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every shareholder shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote hereon is conducted by a show of hands, by written ballot or by any other means.

32.  Voting Rights
     -------------

     (a) No shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid, but this Article shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 6(b).

     (b) A company or other corporate body being a shareholder of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any meeting of the Company. Any person so authorized shall be entitled to exercise on behalf of such shareholder all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him prior to the conclusion of the meeting.

     (c) Any shareholder entitled to vote may vote either personally or by proxy (who need not be a shareholder of the Company), or, if the shareholder is a company or other corporate body, by a representative authorized pursuant to
Article 32(b).

     (d) If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.


                                    PROXIES

33.  Instrument of Appointment
     -------------------------

     (a) The instrument appointing a proxy shall be in writing and shall be substantially in the following form:

     "I _____________________ of __________________________________
       (Name of Shareholder)          (Address of Shareholder)
     being a shareholder of ___________________________ hereby appoint
                              (Name of the Company)
     ________________________of _____________________________
        (Name of Proxy)               (Address of Proxy)
     as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the _____ day of ___________, 19__ and at any adjournment(s) thereof.

          Signed this ______ day of ____________, 19__.

                                    _________________________
                                    (Signature of Appointer)"

or in any usual or common form or in such other form as may be approved by the Board of Directors. It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s). Upon the request of the Company, written evidence of such authorization (in form acceptable to the Company) shall be delivered to the Company prior to the conclusion of the meeting.


     (b) The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its Registered Office, or at its principal place of business or at the offices of its registrar and/or transfer agent or at such place as the Board of Directors may specify) not less than seventy two (72) hours (or such shorter period as determined by the Board of Directors) before the time fixed for the meeting at which the person named in the instrument proposes to vote.

     (c) For as long as any of the Company's securities are publicly traded on a U.S. market or exchange, all proxy solicitations by persons other than the Board of Directors shall be undertaken pursuant to the U.S. Proxy Rules, whether or not applicable to the Company under U.S. law.

34.  Effect of Death of Appointor or Revocation of Appointment
     ---------------------------------------------------------

     A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written intimation of such death, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast and provided, further, that the appointing shareholder, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.


                                BOARD OF DIRECTORS

35.  Powers of Board of Directors
     ----------------------------

     (a)  In General
          ----------

          The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meeting. The authority conferred on the Board of Directors by this Article 35 shall be subject to the provisions of the Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

     (b)  Borrowing Power
          ---------------

          The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

     (c)  Reserves
          --------

          The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

     (d)  Protective Measures
          -------------------

          The Board of Directors may, at any time in its sole discretion, adopt protective measures to prevent or delay a coercive takeover of the Company, including without limitation the adoption of a "Shareholder Rights Plan."

36.  Exercise of Powers of Directors
     -------------------------------

     (a) A meeting of the Board of Directors at which a quorum is present (whether in person, by conference call or by any other device allowing the participating Directors to hear each other simultaneously) shall be competent to exercise all the authorities, powers and discretions vested in or exercisable by the Board of Directors,

     (b) A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

     (c) A resolution in writing signed by all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Audit Committee or, in the absence of such determination, by the Chairman of the Board of Directors) or to which all such Directors have given their consent (by letter, telegram, telex, facsimile, telecopier or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board of Directors of the Company) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

37.  Delegation of Powers
     --------------------

     (a) The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees, each consisting of two or more persons (all of whose members must be Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed (in these Articles referred to as a "Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the

Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

     (b) Without derogating from the provisions of Article 50, the Board of Directors may, subject to the provisions of the Companies Law, from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors may think fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it thinks fit.

     (c) The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it thinks fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

38.  Number of Directors
     -------------------

     Until otherwise determined by Shareholders Resolution of the Company, the Board of Directors shall consist of not less than three (3) nor more than nine
(9) Directors, at least two (2) of which shall be External Directors in accordance with the Companies Law (the "External Directors").

39.  Election and Removal of Directors
     ---------------------------------

     (a) The Board of Directors of the Company shall be divided into three (3) classes of Directors, designated as Class I, Class II, and Class III, which shall be differentiated by the dates of commencement and expiration of the terms of office of their respective Directors. The number of Directors in each class shall be divided equally, so far as practicable, among the classes. The initial terms of office of the Directors of the respective classes shall be as follows:

    (1st) Class I Directors shall serve until the Annual General Meeting to be convened in 2001;

    (2nd) Class II Directors shall serve until the Annual General Meeting to be convened in 2002; and

    (3rd) Class III Directors shall serve until the Annual General Meeting to be convened in 2003,

until their respective successors shall be duly elected. At each Annual General Meeting, beginning with the Annual General Meeting to be convened in 2001, the Directors elected or re-elected to the class whose term expires at such meeting shall serve until the Annual General Meeting to be convened in the third year following such election or re-election.

     (b) Directors shall be elected at General Meetings by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors.

     (c) Notwithstanding anything to the contrary in these Articles of Association, the affirmative vote of at least 75% of the shares present, in person or by proxy, and voting on the matter shall be required to amend or repeal this Article 39 or to remove any Director prior to the expiration of his or her term.

     (d) Notwithstanding anything to the contrary in this Article 39, the provisions of this Article 39 shall not apply to the Company's External Directors, who shall not be members of any class and shall serve pursuant to the provisions of the Companies Law.

40.  Qualification of Directors
     --------------------------

     No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

41.  Continuing Directors in the Event of Vacancies
     ----------------------------------------------

     In the event of one or more vacancies in any class of Directors, the continuing Directors may continue to act in every matter and may temporarily fill any such vacancy in such class, provided, however, that if the continuing Directors number less than a majority of the number provided for pursuant to
Article 38 hereof, they may only act in an emergency, and may call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least a majority of the number of Directors provided for pursuant to Article 38 hereof are in office as a result of said meeting.

42.  Vacation of Office
     ------------------

     (a) The office of a Director shall be vacated, ipso facto, upon his death, or if he be found lunatic or become of unsound mind, or if he become bankrupt, or, if the Director is a company, upon its winding-up.

     (b) The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

43.  Remuneration of Directors
     -------------------------

     No Director shall be paid any remuneration by the Company for his services as Director except as may be approved by a Shareholders Resolution, except for reimbursement of expenses incurred in connection with fulfilling his duties as a Director.

44.  Conflict of Interests
     ---------------------

     Subject to the provisions of the Companies Law, the Company may enter into any contract or otherwise transact any business with any Director in which contract or business such Director has a personal interest, directly or indirectly; and may enter into any contract of otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly. Any Director who has such a personal interest shall notify the other Directors with respect thereto prior to any discussion or vote on the matter by the Board of Directors.

45.  [reserved]

                     PROCEEDINGS OF THE BOARD OF DIRECTORS

46.  Meetings
     --------

     The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Board of Directors think fit. Notice of the meetings of the Board of Directors shall be sent to each Director at the last address that the Director provided to the Company.


47.  Quorum
     ------

     Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence of a majority of the Directors then in office who are lawfully entitled to participate in the meeting (as conclusively determined by the Chairman of the Audit Committee and in the absence of such determination - by the Chairman of the Board of Directors), but shall not be less than two.

48.  Chairman of the Board of Directors
     ----------------------------------

     The Board of Directors may from time to time elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in its place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting. The Chairman shall not have a casting vote.

49.  Validity of Acts Despite Defects
     --------------------------------

     Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.


                                GENERAL MANAGER

50.  General Manager
     ---------------

     The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as General Manager(s) of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) (including Managing Director, Director General or any similar or dissimilar title) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.


                                MINUTES

51.  Minutes
     -------

     (a) Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

     (b) Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facia evidence of the matters recorded therein.

                                DIVIDENDS

52.  Declaration and Payment of Dividends
     ------------------------------------

     The Board of Directors may from time to time declare, and cause the Company to pay, such dividend as may appear to the Board of Directors to be justified. The Board of Directors shall determine the time for payment of such dividends, and the record date for determining the shareholders entitled thereto.

53.  [reserved]

54.  Amount Payable by Way of Dividends
     ----------------------------------

     Subject to the rights of the holders of shares with special rights as to dividends and without derogating from the provisions of Article 35(d) above, any dividend paid by the Company shall be allocated among the shareholders entitled thereto in proportion to their respective holdings of the shares in respect of which such dividend is being paid.

55.  Interest
     --------

     No dividend shall carry interest as against the Company.

56.  Payment in Specie
     -----------------

     Upon the declaration of the Board of Directors, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock of the Company or of any other companies, or in any one or more of such ways.

57.  Capitalization of Profits, Reserves etc.
     ----------------------------------------

     Upon the resolution of the Board of Directors, the Company -

     (a) may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and

     (b) may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

58.  Implementation of Powers under Articles 56 and 57
     -------------------------------------------------

     For the purpose of giving full effect to any resolution under Articles 56 or 57, and without derogating from the provisions of Article 7(b) hereof, and subject to applicable law, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any shareholders upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors.

59.  Deductions from Dividends
     -------------------------

     The Board of Directors may deduct from any dividend or other moneys payable to any shareholder in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever.

60.  Retention of Dividends
     ----------------------

     (a) The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

     (b) The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 21 or 22, entitled to become a shareholder, or which any person is, under said Articles, entitled to transfer, until such person shall become a shareholder in respect of such share or shall transfer the same.

61.  Unclaimed Dividends
     -------------------

     All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

62.  Mechanics of Payment
     --------------------

     Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may by writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check or warrant shall be sent at the risk of the person entitled to the money represented thereby.

63.  Receipt from a Joint Holder
     ---------------------------

     If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.


                                ACCOUNTS

64.  Books of Account
     ----------------

     The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law. Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. No shareholder, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by a Shareholders Resolution.

65.  Audit
     -----

     At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

66.  Auditors
     --------

     The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law. The Audit Committee of the Company shall have the authority to fix, in its discretion, the remuneration of the auditor(s) for the auditing services.


                               BRANCH REGISTERS

67.  Branch Registers
     ----------------

     Subject to and in accordance with the provisions of the Companies Law and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.


                      RIGHTS OF SIGNATURE, STAMP AND SEAL

68.  Rights of Signature, Stamp and Seal
     -----------------------------------

     (a) The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

     (b) The Company shall have at least one official stamp.

     (c) The Board of Directors may provide for a seal. If the Board of Directors so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.


                                NOTICES

69.  Notices
     -------

     (a) Any written notice or other document may be served by the Company upon any shareholder either personally or by sending it by prepaid mail addressed to such shareholder at his address as described in the Register of Shareholders or such other address as he may have designated in writing for the receipt of notices and other documents. Any written notice or other document may be served by any shareholder upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its Registered Address. Any such notice or other document shall be deemed to have been served (i) in the case of mailing, two (2) business days after it has been posted (seven (7) business days if sent internationally), or when actually received by the addressee if sooner than two
(2) days or seven (7) days, as the case may be, after it has been posted; (ii) in the case of overnight air courier, on the third (3rd) business day following the day sent, with receipt confirmed by the courier, or when actually received by the addressee if sooner than three (3) business days after it has been sent;
(iii) in the case of personal delivery, on the date such notice was actually tendered in person to such shareholder (or to the Secretary or the General Manager); (iv) in the case of facsimile transmission, on the date on which the sender receives automatic electronic confirmation by the recipient's facsimile machine that such notice was received by the addressee. The mailing date or publication date and the date of the meeting shall be counted as part of the days comprising any notice period. Notice may be sent by cablegram, telex, telecopier (facsimile) or other electronic means and confirmed by registered mail as aforesaid. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 69(a).

     (b) All notices to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to the holders of such share.

     (c) Any shareholder whose address is not described in the Register of Shareholders, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

     (d) Notwithstanding anything to the contrary herein: notice by the Company of a General Meeting which is published in two daily newspapers in Israel, if at all, shall be deemed to have been duly given on the date of such publication to any shareholder whose address as registered in the Register of Shareholders (or as designated in writing for the receipt of notices and other documents) is located in the State of Israel, and notice by the Company of a General Meeting which is published in one daily newspaper in New York, New York, U.S.A. or in one international wire service shall be deemed to have been duly given on the date of such publication to any shareholder whose address as registered in the Register of Shareholders (or as designated in writing for the receipt of notices and other documents) is located outside Israel.


                            INSURANCE AND INDEMNITY

70.  Exculpation, Indemnity and Insurance
     ------------------------------------

     (a) For purposes of these Articles, the term "Office Holder" shall mean every Director and every officer of the Company, including, without limitation, each of the persons defined as "Nosei Misra" in the Companies Law.

     (b) Subject to the provisions of the Companies Law, the Company may prospectively exculpate an Office Holder from all or some of the Office Holder's responsibility for damage resulting from the Office Holder's breach of the Office Holder's duty of care to the Company.

     (c) Subject to the provisions of the Companies Law, the Company may indemnify an Office Holder in respect of an obligation or expense specified below imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, as follows:

          (i) a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award approved by court;

          (ii) reasonable litigation expenses, including attorneys' fees, expended by an Office Holder or charged to the Office Holder by a court, in a proceeding instituted against the Office Holder by the Company or on its behalf or by another person, or in a criminal charge from which the Office Holder was acquitted, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

The Company may undertake to indemnify an Office Holder as aforesaid, (aa) prospectively, provided that the undertaking is limited to categories of events which in the opinion of the Board of Directors can be foreseen when the undertaking to indemnify is given, and to an amount set by the Board of Directors as reasonable under the circumstances and (bb) retroactively.

     (d) Subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of all or part of the liability of any Office Holder imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, in respect of each of the following:

          (i) a breach of his duty of care to the Company or to another person;

          (ii) a breach of his duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Company;

          (iii) a financial obligation imposed on him in favor of another person.

     (e) The provisions of Articles 70(a), 70(b) and 70(c) above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Audit Committee of the Company.

                                WINDING UP

71.  Winding Up
     ----------

     If the Company be wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the shareholders shall be distributed to them in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made.

                                   * * * * *